    As filed with the Securities and Exchange Commission on December 18, 2001

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933



                                TICKETS.COM, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     06-1424841
  (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                         555 ANTON BOULEVARD, 11TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
               (Address of principal executive offices) (Zip Code)



                             2001 STOCK OPTION PLAN
                            (Full title of the Plan)


                                  ERIC P. BAUER
                             CHIEF FINANCIAL OFFICER
                                TICKETS.COM, INC.
                         555 ANTON BOULEVARD, 11TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                     (Name and address of agent for service)
                                 (714) 327-5400
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                      Proposed              Proposed
        Title of Securities to be            Amount to be         Maximum Offering     Maximum Aggregate         Amount of
                Registered                   Registered(1)        Price per Share        Offering Price       Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
   2001 Stock Option Plan
   Common Stock, $0.000225 par value          544,445 shares         $2.575(2)           $1,401,946(2)             $335.07
==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on December 13, 2001, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      Tickets.com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001, and its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed with the Commission on April 30, 2001;

      (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the Commission on May 15, 2001, the fiscal quarter ended June 30, 2001, filed with the Commission on August 14, 2001, and the fiscal quarter ended September 30, 2001, filed with the Commission on November 14, 2001;

      (c) The Registrant's Current Reports on Form 8-K, filed with the Commission on May 9, 2001, June 22, 2001, July 23, 2001 and August 3, 2001; and

      (d) The Registrant's Registration Statement No. 000-27893 on Form 8-A12G filed with the Commission on November 1, 1999, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

      All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

      Not Applicable.

Item 5. Interests of Named Experts and Counsel

      Not Applicable.

Item 6. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

      Article VII, Section I of the Restated Bylaws of the Registrant provides that the Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law.

The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

      As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article V, Section (A) of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

      The Registrant has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

      The Registrant has purchased liability insurance for its directors and officers. The Registrant intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.

Item 7. Exemption from Registration Claimed

      Not Applicable.

Item 8. Exhibits

Exhibit Number   Exhibit
--------------   -------
     4           Instruments Defining the Rights of Stockholders.  Reference is
                 made to Registrant's Registration Statement No. 000-27893 on
                 Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this
                 Registration Statement.

     5           Opinion and consent of Hewitt & O'Neil LLP.

    23.1         Consent of Arthur Andersen LLP, Independent Public Accountants.

    23.2         Consent of Hewitt & O'Neil LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

    99.1         2001 Stock Option Plan.

Item 9. Undertakings

      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California on this 17th day of December, 2001.

                                          TICKETS.COM, INC.


                                          By:   /s/ W. Thomas Gimple
                                                -------------------------------
                                                W. Thomas Gimple
                                                Chief Executive Officer




                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

      That the undersigned officers and directors of Tickets.com, Inc., a Delaware corporation, do hereby constitute and appoint W. Thomas Gimple and Eric
P. Bauer and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                        TITLE                       DATE
         ---------                        -----                       ----
                              Co-Chairman of the Board           December ___, 2001
-------------------------
C. Ian Sym-Smith


/s/ W. Thomas Gimple          Chief Executive Officer and         December 17, 2001
-------------------------
W. Thomas Gimple              Co-Chairman of the Board
                              (Principal Executive Officer)


/s/ Eric P. Bauer             Executive Vice President and        December 17, 2001
-------------------------
Eric P. Bauer                 Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)

         SIGNATURE                        TITLE                       DATE
         ---------                        -----                       ----
/s/ Braden R. Kelly           Director                            December 17, 2001
-------------------------
Braden R. Kelly


/s/ Nicholas E. Sinacori      Director                            December 17, 2001
-------------------------
Nicholas E. Sinacori


/s/ J. L. Davies              Director                            December 17, 2001
-------------------------
J. L. Davies


                              Director                           December ___, 2001
-------------------------
Thomas Heymann

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                TICKETS.COM, INC.

                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------
      4           Instruments Defining the Rights of Stockholders.  Reference is
                  made to Registrant's Registration Statement No. 000-27893 on
                  Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(b) to this
                  Registration Statement.

      5           Opinion and consent of Hewitt & O'Neil LLP.

     23.1         Consent of Arthur Andersen LLP, Independent Public Accountants.

     23.2         Consent of Hewitt & O'Neil LLP is contained in Exhibit 5.

      24 Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

     99.1         2001 Stock Option Plan.